Exhibit 1.1

CANADIAN PACIFIC RAILWAY LIMITED

9,840,890 Common Shares

Underwriting Agreement

August 3, 2016

J.P. Morgan Securities LLC

J.P. Morgan Securities Canada Inc.

Credit Suisse Securities (USA) LLC

Credit Suisse Securities (Canada), Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Merrill Lynch Canada Inc.

Ladies and Gentlemen:

Certain shareholders named in Schedule 2 hereto (the “Selling Shareholders”) of Canadian Pacific Railway Limited, a Canadian corporation (the “Company”), propose to sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), an aggregate of 9,840,890 Common Shares, no par value, of the Company (the “Shares”). The Shares of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

The Company and the Selling Shareholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.          Registration Statement and Canadian Prospectus. (a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission” or “SEC”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-209843), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement,” and the related prospectus dated February 29, 2016 filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is hereinafter referred to as the “Basic Prospectus”; and as used herein, the term “U.S. Final Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares, together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, the Basic Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of the Basic Prospectus or the U.S. Final Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the U.S. Final Prospectus.

At or prior to 5:20 P.M., New York City time, on August 3, 2016 (the “Applicable Time”), the Company had prepared the following information: the Basic Prospectus, each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto and the information included on Annex A (collectively, the “Disclosure Package”).

(b) The Company has prepared and filed with the securities commission or securities regulatory authority (collectively, the “Canadian Securities Regulators”) in each of the provinces and territories of Canada (collectively, the “Qualifying Jurisdictions”) a preliminary short form base shelf prospectus dated February 29, 2016 (the “Canadian Preliminary Base Prospectus”) and a (final) short form base shelf prospectus dated March 22, 2016, (the “Canadian Final Base Shelf Prospectus”) in respect of up to Cdn.$1,500,000,000 of, among other securities, Common Shares (the “Shelf Securities”) pursuant to applicable securities laws of the Qualifying Jurisdictions and the respective regulations, rules, blanket rulings, orders and notices made thereunder and the national, multilateral and local instruments and published policies adopted by the Canadian Securities Regulators (collectively, “Canadian Securities Laws”). The Alberta Securities Commission (the “ASC”), as principal regulator in respect of the offering of the Shares, has issued a decision document (a “Decision Document”) under Multilateral Instrument 11-102 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions (together, the “Passport Procedures”) on behalf of itself and the other Canadian Securities Regulators in respect of each of the Canadian Preliminary Base Prospectus and the Canadian Base Prospectus dated February 29, 2016 and March 28, 2016, respectively. The term “Canadian Base Prospectus” means the (final) short form base shelf prospectus relating to the Shelf Securities, including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, at the time the ASC issued a Decision Document with respect thereto in accordance with Canadian Securities Laws, including National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) and NI 44-102 (together, the “Canadian Shelf Procedures”).

In addition, the Company shall prepare and file with the Canadian Securities Regulators in accordance with Section 5(a) hereof a (final) prospectus supplement relating to no more than Cdn.$1,500,000,000 of Shares (together with the Canadian Base Prospectus, and including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, the “Canadian Final Prospectus”).

As used in this Agreement, “misrepresentation”, “material fact”, and “material change” shall have the meanings given to such terms under Canadian Securities Laws and the securities laws of the United States, as applicable.

All references in this Agreement to financial statements and other information which is “contained,” “included” or “stated” in the Canadian Preliminary Base Prospectus, the Canadian Base Prospectus or the Canadian Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and other information which is incorporated by reference in or otherwise deemed by Canadian Securities Laws to be a part of or included in the Canadian Preliminary Base Prospectus, the Canadian Base Prospectus or the Canadian Final Prospectus, as the case may be. For purposes of this Agreement, all references to the Canadian Preliminary Base Prospectus, the Canadian Base Prospectus and the Canadian Final Prospectus, or any amendment or supplement to any of the foregoing (including any Subsequent Disclosure Documents), shall be deemed to include the French and English versions thereof, as applicable, filed with the Canadian Securities Regulators pursuant to the System for Electronic Document Analysis and Retrieval (“SEDAR”).

2.          Purchase of the Shares.

(a)        Each of the Selling Shareholders agrees, severally and not jointly, to sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from each of the Selling Shareholders at a purchase price per share of $141.68 (the “Purchase Price”) the number of Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Shares to be purchased by all the Underwriters from all of the Selling Shareholders hereunder.

(b)        The Selling Shareholders understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Shares on the terms set forth in the Disclosure Package and the Canadian Final Prospectus. The Selling Shareholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter in compliance with applicable securities laws.

(c)        In respect of the sale of the Shares in Canada (i) the Underwriters will offer Shares for sale with an aggregate purchase price of up to Cdn. $1.5 billion to the public only in the Qualifying Jurisdictions, directly and through other investment dealers and brokers (the Underwriters, together with such other investment dealers and brokers, are referred to herein as the “Selling Firms”), only as permitted by (A) Canadian Securities Laws, and (B) in any other jurisdictions only as permitted by the laws of such other jurisdictions in a manner which (except in respect of the offering of the Shares in the United States) will not require the Company to file a prospectus, registration statement or similar document; and (ii) the Underwriters shall ensure that each Selling Firm, prior to its appointment as such, has delivered to the Underwriters a representation to the effect that neither the Company nor any Selling Shareholder is a “related issuer” of such Selling Firm, and that each Selling Firm, any “related issuer” of such Selling Firm and the directors, officers or partners of such Selling Firm and of any “related issuer” of such Selling Firm, is not a person to which the Company or any “related issuer” of the Company or any Selling Shareholder or any “related issuer” of any Selling Shareholder owes any indebtedness or with which the Company or any “related issuer” of the Company or any Selling Shareholder or any “related issuer” of any Selling Shareholder has any other relationship, unless the Underwriters, the Company and the Selling Shareholders have agreed that the Company or the applicable Selling Shareholder, as the case may be, is not a “related issuer” or a “connected issuer” of such Selling Firm. For the purposes of the preceding sentence, “related issuer” and “connected issuer” have the meanings ascribed thereto in National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”); for the purposes of this paragraph 2(c), the Underwriters shall be entitled to assume that the Shares are qualified for distribution in any province or territory of Canada where (A) a Decision Document evidencing the receipt (and deemed receipt) of the Canadian Securities Regulators in each of the Qualifying Jurisdictions (under the Passport Procedures) for the Canadian Base Prospectus shall have been obtained from the Canadian Securities Regulators following the filing of the Canadian Base Prospectus; and (B) the Canadian Final Prospectus has been filed under Passport Procedures.

(d)        The Selling Firms shall not make use of any Marketing Materials without approval of the Company and shall comply with Canadian Securities Laws with respect to the use of Marketing Materials.

(e)        Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Shareholders to the Underwriters at the offices of Davis Polk & Wardwell LLP at 9:00 A.M. New York City time on August 9, 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriters and the Selling Shareholders may agree upon in writing. The time and date of such payment is referred to herein as the “Closing Date”.

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Underwriters for the respective accounts of the several Underwriters of the Shares with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Shareholders. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriters shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Underwriters at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(f)         Each of the Company and the Selling Shareholders acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Selling Shareholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders or any other person. Additionally, each of the Company and the Selling Shareholders acknowledges and agrees that the Underwriters are not advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholders with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholders.

(g)        All services hereunder that will be rendered in Canada will be the exclusive responsibility of J.P. Morgan Securities Canada Inc., Credit Suisse Securities (Canada), Inc. and Merrill Lynch Canada Inc., as applicable, and all compensation earned hereunder in respect of services rendered in Canada shall be earned by J.P. Morgan Securities Canada Inc., Credit Suisse Securities (Canada), Inc. and Merrill Lynch Canada Inc., as applicable, and not to J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (except, as applicable, as agent for J.P. Morgan Securities Canada Inc., Credit Suisse Securities (Canada), Inc. and Merrill Lynch Canada Inc.).

3.          Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Shareholders that:

(a)       Disclosure Package. The Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the Selling Shareholders Information. No statement of material fact included in the U.S. Final Prospectus has been omit-

ted from the Disclosure Package and no statement of material fact included in the Disclosure Package that is required to be included in the U.S. Final Prospectus has been omitted therefrom.

(b)       Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Basic Prospectus, (iii) the U.S. Final Prospectus, (iv) the documents listed on Annex A hereto as constituting part of the Disclosure Package and (v) any electronic road show or any other written communications, in each case approved in writing in advance by the Underwriters. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Disclosure Package, and, when taken together with the Basic Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Underwriters expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(c)       Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the U.S. Final Prospectus and any amendment or supplement thereto and as of the Closing Date the U.S. Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Underwriters expressly for use in the Registration Statement and the U.S. Final Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(d)       Incorporated Documents. The Canadian Documents, when they were filed with the Reviewing Authority and incorporated by reference into the Canadian Final Prospectus, conformed in all material respects to the requirements of Canadian Securities Laws, the documents included or incorporated by reference in the Registration Statement and the U.S. Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to any applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder and any further documents so filed and incorporated by reference in the Canadian Final Prospectus and the U.S. Final Prospectus or any amendment or supplement thereto, when such documents are filed with the Reviewing Authority or the Commission, will conform in all material respects to the requirements of Canadian Securities Laws or the Exchange Act, as applicable.

(d)       Eligibility. The Company is eligible to use the Canadian Shelf Procedures for the distribution of the Shares.

(e)       Canadian Final Prospectus. The Canadian Final Prospectus and any amendment or supplement thereto, at the time of filing thereof, will comply, in all material respects with the applicable requirements of Canadian Securities Laws; the Canadian Final Prospectus as of the date of the Canadian Final Prospectus and any amendment or supplement thereto and as of the Closing Date will not contain a misrepresentation; and the Canadian Final Prospectus and any amendment or supplement thereto, at the time of filing thereof and as of the Closing Date will constitute, full, true and plain disclosure of all material facts relating to the Shares and to the Company; provided that (i) the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Canadian Final Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof, and (ii) the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Selling Shareholder Information.

(f) Incorporated Documents in Canadian Final Prospectus. The documents incorporated by reference in the Canadian Final Prospectus, when they were filed with the Canadian Securities Regulators, complied in all material respects to the requirements of Canadian Securities Laws, and none of such documents contained a misrepresentation; and any further documents so filed and incorporated by reference in the Canadian Final Prospectus, when such documents are filed with the Canadian Securities Regulators, will comply in all material respects to the requirements of Canadian Securities Laws and will not contain a misrepresentation.

(g)       Compliance with Canadian Securities Laws. The Company is in compliance in all material respects with all its disclosure obligations under Canadian Securities Laws. All of the documentation which has been filed by or on behalf of the Company with the Canadian Securities Regulators pursuant to the requirements of Canadian Securities Laws, including but not limited to all material change reports, press releases and financial statements of the Company is, as of the respective filing dates thereof, in compliance in all material respects with Canadian Securities Laws of the Qualifying Jurisdictions and did not contain a misrepresentation and does not contain a misrepresentation as of the date hereof.

(h)       Ineligible Issuer. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act, the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer. The Underwriters have notified the Company of the earliest time that an offering participant made a bona fide offer of the Shares.

(i)       Company Organization and Good Standing. The Company has been duly incorporated and is valid and subsisting as a corporation under the laws of Canada with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Canadian Final Prospectus (exclusive of any supplement thereto), the Disclosure Package and the U.S. Final Prospectus (exclusive of any supplement thereto), and is duly registered to do business as an extra-provincial corporation and is in good standing under the laws of each jurisdiction which requires such registration.

(j)       Subsidiary Organization and Good Standing. Each of the Company’s subsidiaries has been duly incorporated or is otherwise duly formed and, to the best of the Company’s knowledge, is validly existing, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate or other power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus, and is duly qualified or registered to do business as an extra-jurisdictional corporation or partnership and, to the best of the Company’s knowledge, is in good standing under the laws of each jurisdiction which requires such qualification or registration, except for such failure to be so qualified, registered or in good standing as would not, individually or in the aggregate, constitute a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(k)      Capitalization. The Company has an authorized capitalization as set forth in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all the outstanding shares of capital stock, or other ownership interests, of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, as applicable, and, except as otherwise set forth in the Canadian Final Prospectus and the U.S. Final Prospectus, all outstanding shares of capital stock, or other ownership interests, of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(l)       Disclosure. There is no contract or other document of a character required to be described in the Registration Statement, the Disclosure Package, the Canadian Final Prospectus or the U.S. Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Canadian Final Prospectus, the Disclosure Package or the U.S. Final Prospectus under the heading “Description of Securities” insofar as such statements purport to describe the provisions of the laws and documents therein, are accurate and fair summaries of the matters described therein in all material respects.

(m)      Due Authorization. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company.

(n)       Investment Company Act. The Company is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(o)       No Consents Required. No Governmental Authorization is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and the Canadian Securities Laws and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Canadian Final Prospectus, the Disclosure Package and the U.S. Final Prospectus.

(p)       No Conflicts. Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

(q)       Financial Statements. The consolidated historical financial statements of the Company included or incorporated by reference in the Canadian Final Prospectus, the Disclosure Package, the U.S. Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities indicated as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and Canadian Securities Law and have been prepared in conformity with U.S. generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Any selected financial data set forth in the Canadian Final Prospectus, the Disclosure Package, the U.S. Final Prospectus and the Registration Statement fairly present or will present, on the basis stated for such data in the Canadian Final Prospectus, the Disclosure Package, the U.S. Final Prospectus and the Registration Statement, the information included therein.

(r)       Legal Proceedings. Except as set forth in or contemplated in the Canadian Final Prospectus (exclusive of any supplement thereto), the Disclosure Package and the U.S. Final Prospectus (exclusive of any supplement thereto), no action, suit or proceeding by or before any court or Governmental Authority involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earn-

ings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(s)       Property. Except as set forth in the Canadian Final Prospectus (exclusive of any supplement thereto), the Disclosure Package and the U.S. Final Prospectus (exclusive of any supplement thereto), each of the Company and its subsidiaries owns or leases or is entitled to own or lease all such properties as are necessary to the conduct of its operations as presently conducted, except such as would not, individually or in the aggregate, constitute a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(t)       No Violation or Default. Except as set forth in or contemplated in the Canadian Final Prospectus (exclusive of any supplement thereto), the Disclosure Package and the U.S. Final Prospectus (exclusive of any supplement thereto), neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws or other constating documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of (ii) or (iii) such violation or default as would not, individually or in the aggregate, constitute a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(u)       Independent Accountants. Deloitte LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries, are independent chartered accountants with respect to the Company and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and Canadian Securities Laws the applicable rules and regulations thereunder.

(v)       Taxes. Except as disclosed in the Final Prospectuses and the Disclosure Package, the Company and each of its Subsidiaries has filed all domestic, foreign, federal, provincial, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(w)       No Labor Disputes. Except as set forth in or contemplated in the Canadian Final Prospectus (exclusive of any supplement thereto), the Disclosure Package and the U.S. Final Prospectus (exclusive of any supplement thereto), no labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidi-

aries’ principal suppliers, contractors or customers, in each case that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(x)       Insurance. Except as set forth in or contemplated in the Canadian Final Prospectus (exclusive of any supplement thereto), the Disclosure Package and the U.S. Final Prospectus (exclusive of any supplement thereto), the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(y)       No Restrictions on Subsidiaries. Except as set forth in or contemplated by the Canadian Final Prospectus (exclusive of any supplement thereto), the Disclosure Package and the U.S. Final Prospectus (exclusive of any supplement thereto), no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(z)       Licenses and Permits. Except as set forth in or contemplated in the Canadian Final Prospectus (exclusive of any supplement thereto), the Disclosure Package and the U.S. Final Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, provincial, state, municipal or local regulatory authorities necessary to conduct their respective businesses except where the failure to possess such license, certificate, permit or other authorization would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(aa)    Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United

States generally accepted accounting principles, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)     No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that is intended to or that might reasonably be expected to cause or result in, under Canadian Securities Laws or the Exchange Act or otherwise, stabilization, maintenance or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(cc)     Certain Environmental Matters.  Except as set forth in or contemplated in the Canadian Final Prospectus (exclusive of any supplement thereto), the Disclosure Package and the U.S. Final Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries are (i) in compliance with Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. Except as set forth in or contemplated in the Canadian Final Prospectus (exclusive of any supplement thereto), the Disclosure Package and the U.S. Final Prospectus (exclusive of any supplement thereto), neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” with respect to any material environmental issue under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or under any similar Canadian legislation.

In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); the Company also conducts pre-acquisition investigations of new railroad properties to identify potential violations of Environmental Laws, trains management personnel in the recognition of and proper response to incidents of noncompliance with Environmental Laws and establishes procedures for communicating such incidents to Company headquarters. On the basis of such review, except as set forth in or contemplated in the Canadian Final Prospectus, the Disclosure Package or U.S. Final Prospectus the Company has concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(dd)     Compliance with ERISA.  Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(ee)     Subsidiaries. The subsidiaries listed on Schedule 3 attached hereto are the only Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act) of the Company and there are no other subsidiaries material to the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(ff)      Title to Real and Personal Property.  Except as described in or contemplated by the Canadian Final Prospectus (exclusive of any supplement thereto), the Disclosure Package or U.S. Final Prospectus (exclusive of any supplement thereto), the Company and each subsidiary has good and sufficient title to all items of real property and improvements and to all equipment and personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, duties, claims and other defects, except such as do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary and the real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(gg)     Class I Railroad. The Company is a “Class I railroad” within the meaning of 49 C.F.R. Part 1201, operating under the jurisdiction of the Surface Transportation Board pursuant to Title 49 of the U.S. Code.

(hh)     Intellectual Property.  The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Canadian Final Prospectus, the Disclosure Package or the U.S. Final Prospectus to be conducted. Except as set forth in the Canadian Final Prospectus, the Disclosure Package or the U.S. Final Prospectus (i) there are no rights of third parties to any such Intellectual Property, except for any rights that may exist that would not, individually or in the aggregate, cause a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole; (ii) there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise vi-

olates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(ii)       No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has, directly or indirectly, (i) made or authorized any contribution, payment or gift to any foreign or domestic government official, employee, agency, authority or instrumentality or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift is prohibited under the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the Corruption of Foreign Public Officials Act (Canada), or the rules and regulations promulgated thereunder.

(jj)       Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable money laundering laws, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk)      No Conflicts with Sanctions Laws.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the Government of Canada; and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered or enforced by OFAC.

(ll)       Certificates. Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(mm)   Transfer Agent. Computershare Investor Services Inc. has been duly appointed as transfer agent and registrar for the Shares in Canada and Computershare Trust Company NA has been duly appointed as co-transfer agent and co-registrar for the Shares in the United States.

(nn)      Exchange. No Canadian Securities Regulator or similar regulatory authority or the Toronto Stock Exchange or the New York Stock Exchange or the SEC has issued any order which is currently outstanding preventing or suspending trading in any securities of the Company, no such proceeding is, to the knowledge of the Company, pending, contemplated or threatened and the Company is not in material default of any requirement of Securities Laws.

(oo) No Order. No order preventing, ceasing or suspending trading in any securities of the Company or prohibiting the issue and sale of securities by the Company has been issued and no proceedings for either of such purposes have been, to the knowledge of the Company, instituted or are pending or threatened by any Canadian Securities Regulator.

(pp) Material Change. During the period of distribution of the Shares, the Company will promptly inform the Selling Shareholders and Underwriters of the full particulars of:

(i)

any material change (actual, anticipated or threatened) in or affecting the business, operations, revenues, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Company;

(ii)	any change in any material fact contained or referred to in the Canadian Final Prospectus or any Subsequent Disclosure Documents; and

(iii)	the occurrence or discovery of a material fact or event which, in any such case, is, or may be, of such a nature as to:

a.	render the Canadian Final Prospectus or any Subsequent Disclosure Documents untrue, false or misleading in any material respect;
b.	result in a misrepresentation in the Canadian Final Prospectus or any Subsequent Disclosure Documents; or
c.

result in the Canadian Final Prospectus or any Subsequent Disclosure Documents not complying in any material respect with Canadian Securities Laws, provided that if the Company is uncertain as to whether a material change, change, occurrence or event of the nature referred to in this subsection has occurred or been discovered, the Company shall promptly inform the Selling Shareholders and the Underwriters of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Selling Shareholders and the Underwriters as to whether the occurrence is of such nature.

(qq) Due Diligence. The Company shall allow the Selling Shareholders and the Underwriters to participate in the preparation of, and approve the form of, acting reasonably, the Canadian Final Prospectus and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably request to enable the Underwriters to fulfill their obligations as underwriters and in order to enable the Underwriters to execute the certificate required to be executed by the Underwriters in the Canadian Final Prospectus and any Subsequent Disclosure Documents.

(rr) Use of Canadian Final Prospectus. The filing of the Canadian Final Prospectus therefor shall constitute the Company’s consent to each Underwriter’s use of the Canadian Final Prospectus in connection with the distribution of the Shares in the Qualifying Jurisdictions in compliance with this Agreement and Canadian Securities Laws.

4.          Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders severally represents and warrants to each Underwriter and the Company that:

(a)       Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this

Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; this Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(b)       No Conflicts. The execution, delivery and performance by such Selling Shareholder of this Agreement, the sale of the Shares to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency.

(c)       Title to Shares. Such Selling Shareholder has beneficial ownership of the Shares to be sold at the Closing Date by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Shareholder will have, immediately prior to the Closing Date, beneficial ownership of the Shares to be sold at the Closing Date by such Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and has all legal authority to cause good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, to pass to the Underwriters.

(d)       No Stabilization. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e)       Disclosure Package. The Disclosure Package, at the Applicable Time did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Shareholder makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriters Information; provided further, however, that such Selling Shareholder’s representation under this Section 4(e) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with any Selling Shareholders Information.

(f)       Canadian Final Prospectus. The Canadian Final Prospectus as of the date of the Canadian Final Prospectus and any amendment or supplement thereto will not contain a misrepresentation; provided that such Selling Shareholder’s representation under this Section 4(f) shall only apply to any misrepresentation made in reliance upon and in conformity with any Selling Shareholder Information.

(g)       Issuer Free Writing Prospectus. Other than the Registration Statement, the Canadian Final Base Shelf Prospectus and the Final Prospectuses, such Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not con-

stituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex E hereto, each electronic road show, if any, and any other written communications approved in writing in advance by the Company and the Underwriters.

(h)       Registration Statement and Prospectus. As of the effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Final Prospectuses and any amendments or supplements thereto and as of the Closing Date, the Final Prospectuses will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Shareholder makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriters Information; provided further, however, that such Selling Shareholder’s representation under this Section 4(h) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with any Selling Shareholders Information.

(i)       Material Information. As of the date hereof and as of the Closing Date, the sale of the Shares by such Selling Shareholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Disclosure Package or the Final Prospectuses.

5.          Further Agreements of the Company. The Company covenants and agrees with each Underwriter and the Selling Shareholders that:

(a)       It shall deliver or cause to be delivered to the Underwriters, the Selling Shareholders and their respective counsel the documents set out below at the respective times indicated:

(i)          prior to or contemporaneously, as nearly as practicable, with the filing with the Canadian Securities Regulators of the Canadian Final Prospectus, copies of the Canadian Final Prospectus, in the English and French languages, signed as required by the Canadian Securities Laws;

(ii)         prior to or contemporaneously, as nearly as practicable, with the filing thereof with the Commission, copies of the U.S. Final Prospectus, as filed with the Commission;

(iii)        as soon as they are available, copies of the English and French language versions, as applicable, of any Prospectus Amendment required to be filed under any of the Canadian Securities Laws, signed as required by the Canadian Securities Laws, and any amendment to the Registration Statement or U.S. Final Prospectus;

(iv)        as soon as they are available, copies of any documents incorporated by reference in or exhibits to the Canadian Final Prospectus, the U.S. Final Prospectus, the Registration Statement or any amendment to any of them which have not been previously available on SEDAR, EDGAR or delivered to the Underwriters and the Selling Shareholders;

(v)         at the time of delivery to the Underwriters and the Selling Shareholders of the French language version of the Canadian Final Prospectus or any Prospectus Amendment pursuant to this Section 5(a), an opinion or opinions of the Company’s Québec counsel, dated the date of each of the Canadian Final Prospectus and any Prospectus Amendment, as the case may be, to the effect that each of the Canadian Final Prospectus and such Prospectus Amendment, as the case may be, in the French language, together with any document or information in the French language incorporated by reference therein, is in all material respects a complete and proper translation thereof in the English language; and

(vi)        at the Execution Time and immediately prior to the time of filing with the Canadian Securities Regulators of the Canadian Final Prospectus and any Prospectus Amendment, as the case may be, a comfort letter from the Company’s auditors, Deloitte LLP, addressed to the Underwriters and the Selling Shareholders and dated the date of this Agreement, in form and substance satisfactory to the Underwriters, acting reasonably, relating to the verification of certain of the financial information and statistical and accounting data relating to the Company and its subsidiaries contained in any such document, the Registration Statement, the Disclosure Package the Canadian Final Prospectus, the U.S. Final Prospectus and any Prospectus Amendment or any documents incorporated by reference therein, which comfort letter shall be based on a review having a cut-off date not more than two business days prior to the date of such letter. Such letter shall also state that such auditors are independent public accountants within the meaning of Canadian Securities Laws and the rules and regulations thereunder, and that in their opinion the financial statements of the Company included or incorporated by reference in the Canadian Final Prospectus, the U.S. Final Prospectus, the Registration Statement and any Prospectus Amendment, as the case may be, comply as to form in all material respects with the published accounting requirements of Canadian Securities Laws and the Securities Act and the related regulations and with the applicable accounting requirements of Canadian Securities Laws and the Securities Act and the U.S. Exchange Act and the related published rules and regulations adopted by the Commission, including the applicable requirements of Form S-3, applied on a consistent basis throughout the periods involved.

(b)       Required Filings. The Company will file (i) the Canadian Final Prospectus with the Reviewing Authority in accordance with the Canadian Shelf Procedures not later than 11:00 p.m. (Toronto time) on the day which is two business days following the execution and delivery of this Agreement; (ii) the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; (iii) any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and (iv) the Company will file promptly all reports and other documents required to be filed or furnished with the Canadian Securities Regulators pursuant to Canadian Securities Laws and all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the U.S. Final Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the U.S. Final Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(c)        Delivery of Copies. The Company shall deliver to the Underwriters, as soon as practicable and in any event no later than noon (local time) on the business day following the date of the filing of the Canadian Final Prospectus with the Canadian Securities Regulators, at offices designated by the Underwriters, such number of commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than the day prior to the time when the Company plans to authorize the printing of the commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus. The Company shall, as soon as possible following a request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time. The Company shall from time to time deliver to the Underwriters, as soon as practicable at the offices in such cities designated by the Underwriters pursuant to this Section 5(c), the number of copies of any documents incorporated, or containing information incorporated by reference in the Canadian Final Prospectus or the U.S. Final Prospectus and of any Subsequent Disclosure Documents which the Underwriters may from time to time reasonably request.

(d)        Notification. During the period from the date hereof until the completion of the distribution of the Shares and at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company shall promptly notify the Selling Shareholders and the Underwriters, in each case in writing, with full particulars of:

(i)	any change (actual, anticipated, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Company or any of its Subsidiaries; or

(ii)	any change in any matter covered by a statement contained in any Offering Document or any Subsequent Disclosure Document or amendment or supplement to any of them; or

(iii)	any other event or circumstance in respect of the Company or its Subsidiaries;

of which it is aware and which:

a.	is, or may be, of such a nature as to render the Canadian Final Prospectus, any Marketing Materials or any Prospectus Amendment misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation or which would result in any of such documents not complying with any of the Canadian Securities Laws or which would reasonably be expected to have a significant effect on the market price or value of the Shares, or

b.	results in it being necessary to amend the Registration Statement or to amend or supplement the U.S. Final Prospectus in order that such docu-

ment will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the U.S. Final Prospectus, in the light of the circumstances under which such statements are made, not misleading, or makes it necessary to amend or supplement the Registration Statement or the U.S. Final Prospectus to comply with the requirements of the Securities Act and the published rules and regulations thereunder.

The Company shall in good faith discuss with the Underwriters and the Selling Shareholders any change, event or circumstance (actual or proposed within the knowledge of the Company) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters and the Selling Shareholders pursuant to this section and, in any event, prior to making any filing referred to in Section 5(d).

(e)       The Company shall promptly comply to the reasonable satisfaction of the Underwriters and the Selling Shareholders and their respective counsel with any applicable filing and other requirements under the Securities Laws arising as a result of any change, event or circumstance referred to in Section 5(d) and the Company shall prepare and file under all applicable Securities Laws, with all reasonable dispatch, and in any event within any time limit prescribed under applicable Securities Laws, any Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the Registration Statement as may be required under applicable Securities Laws; provided that the Company shall allow the Underwriters and the Selling Shareholders and their respective counsel to participate fully in the preparation of any such Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the Registration Statement and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters or their Canadian affiliates and, if required under Canadian Securities Laws, the Selling Shareholders to responsibly execute the certificate required to be executed by them in any Prospectus Amendment, and the Underwriters and the Selling Shareholders shall have approved the form of any Prospectus Amendment or amendment or supplement to the Registration Statement, such approval not to be unreasonably withheld and to be provided in a timely manner. The Company shall further promptly deliver to the Underwriters, the Selling Shareholders and their respective counsel a copy of each Prospectus Amendment or amendment or supplement to the Registration Statement signed as required by applicable Securities Laws, and each Subsequent Disclosure Document, in the English and French languages, such number of commercial copies of each Prospectus Amendment or amendment or supplement to the Registration Statement as the Underwriters may reasonably request, in the same manner as set forth in Section 5(b) hereof, as well as opinions and letters with respect to each such Prospectus Amendment or amendment or supplement to the Registration Statement or any Marketing Materials filed on SEDAR following the filing of the Canadian Final Prospectus substantially similar to those referred to in Section 3(a)(v) and (vi) above.

(e)       The delivery to the Underwriters of each Prospectus Amendment and Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by the Selling Shareholders (as to the Selling Shareholders Information only) and the Company, with respect to the Canadian Final Prospectus, as amended, modified or superseded by such Prospectus Amendment or Subsequent Disclosure Document and by each Prospectus Amendment and Subsequent Disclosure Document previously delivered to the Underwriters and the Selling Shareholders as aforesaid. Such delivery shall also constitute the consent of the Company and the Sell-

ing Shareholders to the use of the Canadian Final Prospectus, as amended, by the Underwriters in connection with the distribution of the Shares in the Qualifying Jurisdictions and elsewhere outside the United States and to the use of the U.S. Final Prospectus, as amended, by the Underwriters in connection with the offer and sale of the Shares in the United States.

(f)        During the period commencing on the date hereof and ending on the completion of the distribution of the Shares offered hereby, the Company will promptly inform the Underwriters and the Selling Shareholders of the full particulars of:

(i)	any request of any Canadian Securities Regulator or the SEC for any amendment to any Offering Documents or any Subsequent Disclosure Document or any part of the Public Record or for any additional information;

(ii)	the issuance by any Canadian Securities Regulator, the SEC or by any other competent authority of any order to cease or suspend trading of any securities of the Company or of the institution or threat of institution of any proceedings for that purpose; or

(iii)	the receipt by the Company of any communication from any Canadian Securities Regulator, the SEC, the Toronto Stock Exchange, the New York Stock Exchange or any other competent authority relating to any Offering Document, any Subsequent Disclosure Document or any other part of the Public Record or the distribution of the Shares offered hereby.

(g)        Ongoing Compliance. The Company will promptly file all reports required to be filed by it with the Canadian Securities Regulators under applicable Canadian Securities Laws, and with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act) in connection with the offering or sale of the Shares, and during such same period will advise the Underwriters and the Selling Shareholders, promptly after it receives notice thereof, of the issuance by the Canadian Securities Regulators or the SEC of any stop order, cease trade order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of the Shares for offering or sale in any of the Qualifying Jurisdictions and the United States, of the initiation or threat, to the knowledge of the Company, of any proceeding for any such purpose, or of any request by the Canadian Securities Regulators or the SEC for the amending or supplementing of the Canadian Final Prospectus, the Registration Statement or the U.S. Final Prospectus or for additional information relating to the Shares; and the Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Shares or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to use its commercially reasonable efforts to obtain the withdrawal of such order as soon as possible;

(h)        Clear Market.  During the period commencing on the date hereof and ending on the date which is 90 days from the date of the Final Prospectuses contemplated hereunder (the “Lock-Up Period”), the Company will not, without the prior written consent of the Underwriters, directly or indirectly, offer, sell or issue for sale or resale, as the case may be, or publicly announce the issue or sale or intended issue or sale of, any Common Shares, or financial instruments or securities convertible or exchangeable into Common Shares, or publicly announce its in-

tention to do so or file a prospectus or registration statement with a Canadian Securities Regulator or the SEC in respect thereof, except pursuant to: (i) the Company’s management stock option incentive plan, (ii) the Company’s directors’ stock option plan, (iii) the Company’s shareholder rights plan, and (iv) any stock option plan established solely for the purpose of granting stock option awards to any new executive officers of the Company, provided that the stock option awards granted to any such new executive officers do not vest and shall not be exercised within the Lock-Up Period. The Company and the Selling Shareholders agree that this Section 5(h) satisfies the requirements of Section 5.1 of the Registration Rights Agreement.

(i)       No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Shares.

(j)       Reports. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

6.          Further Agreements of the Selling Shareholders. Each of the Selling Shareholders covenants and agrees with each Underwriter that:

(a)       No Stabilization. Such Selling Shareholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Shares.

(b)       Tax Form. It will deliver to the Underwriters prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 or Form W-8, as applicable, together with all required attachments to such forms, in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(c)       Use of Proceeds. It will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any sanctioned country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

7.          Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees with the Company and the Selling Shareholders that:

(a)       It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Basic Prospectus or a previously filed Issuer Free Writing Prospec-

tus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)       It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)       It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.          Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company and each of the Selling Shareholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)       Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the U.S. Final Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)       Canadian Compliance. No order suspending the distribution of the Shares shall have been issued by any Canadian Securities Regulator and no proceedings for that purpose shall have been instituted or threatened; the Canadian Final Prospectus shall have been filed with the Reviewing Authority in accordance with Section 5 hereof; and all requests by the Canadian Securities Regulators for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(c)       Reporting Issuer Status. The Underwriters shall have received evidence, on and as of the Closing Date, that the Company is a “reporting issuer” and is not listed as in default of any requirements of the Canadian Securities Laws, or its equivalent, in each of the Qualifying Jurisdictions.

(d)       Certificate of Company. The Underwriters shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its President and Chief Executive Officer and its Executive Vice-President and Chief Financial Officer, or by such other senior officers satisfactory to the Underwriters, certifying that:

(i)      the Company has complied with and satisfied in all material respects, all covenants, terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Date;

(ii)      the representations and warranties of the Company contained herein are true and correct in all material respects as of the Closing Date with the same force and effect as if made at and as of the Closing Date, except for such representations and warranties which are made as of a specific date other than the Closing Date;

(iii)      no event of a nature referred to in Section 11(a), (b), (c) or (e)(A) hereof has occurred since the date of this Agreement or to the knowledge of such officers is pending, contemplated or threatened (excluding in the case of Section 11(c) hereof any requirement of an Underwriter to make a determination as to whether or not any event or change has, in the Underwriter’s opinion, had or would have the effect specified therein); and

(iv)      there has been no adverse material change, financial or otherwise, as at the Closing Date, in the business, earnings, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its Subsidiaries (taken as a whole) from that disclosed in the Canadian Final Prospectus, the Disclosure Package, the U.S. Final Prospectus or any Prospectus Amendment;

(e)       the Underwriters shall have received a certificate of the Selling Shareholders, in form and substance reasonably satisfactory to the Underwriters, dated the Closing Date, certifying that:

(v)      each Selling Shareholder has complied with and satisfied in all material respects, all covenants, terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Date; and

(vi)      the representations and warranties of each Selling Shareholder contained herein are true and correct in all material respects as of the Closing Date with the same force and effect as if made at and as of the Closing Date, except for such representations and warranties which are made as of a specific date other than the Closing Date;

(f)       the Underwriters shall have received a comfort letters of Deloitte LLP, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing the information contained in the comfort letter of such auditors to be delivered on the date of this Agreement and the date of the Canadian Final Prospectus, respectively, forward to the Closing Date, which comfort letters shall be based on a review having a cut-off date not more than two business days prior to the Closing Date;

(g)      the Underwriters shall have received legal opinions, and, in the case of Paul, Weiss, Rifkind, Wharton & Garrison LLP and Davis Polk & Wardwell LLP, negative assurance letters, dated the Closing Date from Norton Rose Fulbright Canada LLP, Canadian counsel for the Company, to the effect set forth in Exhibit A-1 hereto; from Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Company, to the effect set forth in Exhibit A-2 hereto; from Blake, Cassels & Graydon LLP, Canadian counsel for the Underwriters, with respect to the offer-

ing and sale of the Shares in the Qualifying Jurisdictions, the Canadian Final Prospectus and other related matters as the Underwriters may reasonably require; and from Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, with respect to the offering and sale of the Shares in the United States, the Registration Statement, the Disclosure Package, the U.S. Final Prospectus (together with any amendment or supplement thereto) and other related matters as the Underwriters may reasonably require, it being understood that counsel for the Underwriters may rely on the opinions of counsel for the Company and that Canadian counsel for the Underwriters and Canadian counsel for the Company may rely upon the opinions of local counsel in the Qualifying Jurisdictions as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Company, auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors’ rights laws and public policy considerations;

(h)      the Underwriters shall have received a legal opinion, dated the Closing Date from Québec counsel for the Company, to the effect that the laws of the Province of Québec relating to the use of the French language in connection with the offering, issuance and sale of the Shares in such province have been complied with;

(i)       the Underwriters shall have received a legal opinion of Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Selling Shareholders, dated as of the Closing Date and addressed to the Underwriters, a form of which is attached as Exhibit B-1, and of Sullivan & Cromwell LLP, U.S. counsel to the Selling Shareholders, dated as of the Closing Date and addressed to the Underwriters, a form of which is attached as Exhibit B-2; the Underwriters shall also have received legal opinions of Walkers and Mourant Ozannes, or such other counsel reasonably satisfactory to the Underwriters, as local counsel for certain Selling Shareholders, dated as of the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters;

(j)       the Company shall use its reasonable best efforts to obtain “lock-up” letters, each substantially in the form of Annex D hereto, from executive officers and directors of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, delivered on or before the date hereof, which shall be in full force and effect on the Closing Date, and which the Company and the Selling Shareholders agree shall satisfy the requirements of Section 5.2 of the Registration Rights Agreement;

(k)      the Underwriters shall have received written confirmation from the Company’s registrar and transfer agent of the number of Common Shares issued and outstanding as of the day immediately prior to the Closing Date;

(l)       the Underwriters shall have received such further certificates and documents as they may reasonably request; and

(m)     the Underwriters shall have received from each Selling Shareholder prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 or Form W-8, as applicable, together with all required attachments to such forms, in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

Each of (i) the certificate of the Company in the form set forth in Section 8(d), (ii) the comfort letter of Deloitte LLP as required by Section 8(f), (iii) the legal opinions from Norton Rose Fulbright Canada LLP, Canadian counsel to the Company, and Paul, Weiss, Rifkind, Wharton & Harrison LLP, U.S. counsel to the Company, as required by Section 8(g), and (iv) the legal opinion from Québec counsel for the Company as required by Section 8(h), shall also be addressed to the Selling Shareholders and a copy of each of the foregoing shall be furnished to the Selling Shareholders at the Closing Date.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.           Indemnification and Contribution.

(a)        The Company agrees to and shall indemnify and hold harmless each of the Underwriters, their affiliates involved in the distribution of the Shares and each of the Selling Shareholders and their respective directors, officers, shareholders, agents and employees and each person who controls any Underwriter, its affiliates involved in the distribution of the Shares or Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the distribution of the Shares), costs, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such liability, claim, demand, or loss) in any way caused by or arising directly or indirectly from or in consequence of:

(i)	any information or statement (except where made in reliance on and in conformity with Underwriters Information or Selling Shareholders Information) in any Offering Document or in the Disclosure Package, the U.S. Final Prospectus or in any other document incorporated therein by reference being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any fact or information (except where made in reliance on and in conformity with Underwriters Information or Selling Shareholders Information) required to be stated therein or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

(ii)	any order made or any inquiry, investigation or proceeding commenced or threatened by any securities, regulatory or other competent authority based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except where made in reliance on and in conformity with Underwriters Information or Selling Shareholders Information) in the Public Record, preventing or restricting the trading in or the distribution of the Shares or any of them in any of the Qualifying Jurisdictions or in the United States;

(iii)	the Company not complying with any requirement of applicable Securities Laws in connection with the transactions contemplated herein; and

(iv)	any breach of, default under or non-compliance by the Company with any representation, warranty, term or condition of this Agreement.

(b)        Each of the Selling Shareholders, severally in proportion to the number of Shares to be sold by such Selling Shareholder hereunder, agrees to indemnify and hold harmless each of the Underwriters, their affiliates involved in the distribution of the Shares and the Company and their respective directors, officers, shareholders, agents and employees and each person who controls any Underwriter, its affiliates involved in the distribution of the Shares or the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in the same manner and to the same extent as the foregoing indemnity from the Company set forth in Section 9(a) above, in each case only insofar as such liabilities, claims, demands, losses, costs, damages and expenses arise out of, or are based upon, (i) with respect to the matters described in Section 9(a)(i) and (ii), any Selling Shareholders Information, (ii) the Selling Shareholder not complying with any requirement of applicable Securities Laws in connection with the transactions contemplated herein, or (iii) any breach of, default under or non-compliance by the Selling Shareholder with any representation, warranty, term or condition of this Agreement.

(c)        Each Underwriter severally and not jointly agrees to indemnify and hold harmless (A) the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, and (B) each of the Selling Shareholders and their respective affiliates, directors, officers, shareholders, agents and employees but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Shares, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any, Canadian Final Prospectus and U.S. Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the U.S. Final Prospectus, the Canadian Final Prospectus or the Disclosure Package (together, “Underwriter Information”).

(d) As used in this Section 9, (i) “Indemnified Party” means a person seeking indemnity or making a claim for indemnification under Section 9(a), (b) or (c), as applicable, and “Indemnified Parties” means each of them, and (ii) “Indemnifying Party” means the applicable person or persons against whom such indemnity may be sought.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9(a), (b) or (c) hereof is unavailable, in whole or in part, for any reason to an Indemnified Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, then each Indemnifying Party shall contribute to the aggregate amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party or Indemnified Parties as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(i)

in such proportion as is appropriate to reflect (i) as between a Selling Shareholder and the Underwriters, the relative benefits received by the Selling Shareholder on the one hand and by the Underwriters on the other hand from the offering of the Shares; (ii) as between the Company and a Selling Shareholder, the relative fault of the Company on the one hand and the Selling Shareholder on the other hand, as well as any other relevant equitable considerations; and (iii) as between the Company and the Underwriters, the relative fault of the Company on the one hand and the Underwriters on the other hand, as well as any other relevant equitable considerations; or

(ii)	if the allocation provided by clause (d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a)(i) above but also the relative fault of the Selling Shareholder on the one hand and the Underwriters on the other hand, as well as any other relevant equitable considerations; provided that no Underwriter shall in any event be liable to contribute, in the aggregate, any amount in excess of the amount of the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares.

The relative benefits received by the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same ratio as the total net proceeds from the distribution of the Shares (before deducting expenses) received by the Selling Shareholder is to the total underwriting discounts and commissions received by the Underwriters in connection with the Shares sold by such Selling Shareholder, based on the Purchase Price of the Shares.

The relative fault of the Company, the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the matters or things referred to in Section 9(a), (b) or (c) hereof which resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done (including any non-compliance, breach or default) by or on behalf of the Company, the Selling Shareholders or the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Section 9(a), (b) or (c) hereof.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by any method of allocation which does not take into account the equitable considerations referred to above in this Section 9(d). Notwithstanding the provisions of this Section 9(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)        If any matter or thing contemplated by this Section 9 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Indemnifying Party and the other parties to this Agreement of the nature of such claim (provided that any failure to so notify the Indemnifying Party or any such other party promptly shall relieve the Indemnifying Party or such other party, as applicable, of liability under this Section 9 only to the extent that such failure prejudices the Indemnifying Party’s or such other party’s ability to defend such claim), and the Indemnifying Party shall, subject as hereinafter provided, be entitled (but not required) to assume the defense of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defense shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Indemnifying Party or any other Indemnified Party in respect of any Indemnified Party without, in each case, the prior written consent of the Indemnified Party. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party fails to assume the defense of such suit on behalf of the Indemnified Party within a reasonable period of time; or (ii) the employment of such counsel has been authorized in writing by the Indemnifying Party; or (iii) the named parties to any such suit or proceeding include the Indemnified Party as well as the Indemnifying Party and the Indemnified Party shall have received a written opinion from counsel that there may be one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party and that representation of the Indemnified Party by counsel to the Indemnifying Party is inadvisable as a result of the potential or actual conflicts of interest of those represented (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party), it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm for all such Indemnified Parties (other than local counsel).

It is the intention of the parties to constitute each of the Underwriters, the Selling Shareholders and the Company as trustees for their respective affiliates involved in the distribution of the Shares and the respective directors, officers, shareholders, agents and employees, and each person who controls any Underwriter, Selling Shareholder or the Company, respectively, of the covenants of the applicable Indemnifying Party under Section 9(a), Section 9(b) and Section 9(c) hereof, as applicable, with respect to their respective directors, officers, shareholders, affiliates involved in the distribution of the Shares offered hereby, agents and employees, and each person who controls any Underwriter, and the Underwriters, the Selling Shareholders and the Company agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

(f)        Each of the Company and the Selling Shareholders agrees that in case any legal proceedings or investigation shall be brought against or initiated against it by any governmental commission, regulatory authority, exchange, court or other authority and any of the Underwriters or their representatives or related Indemnified Parties shall be required to testify or respond to procedures designed to discover information regarding, in connection with or relating to the performance of professional services rendered to the Company or the Selling Shareholders, as applicable, by one or more of the Underwriters or their affiliates involved in the distribution of the Shares in connection with the sale of the Shares offered hereby, the Company and each Selling Shareholder, as applicable, agrees to pay the Underwriter or their affiliates involved in the distribution of the Shares offered hereby the reasonable costs (including an amount to reimburse the Underwriter for the time spent by the personnel in connection therewith on a per diem basis and out-of-pocket expenses) in connection therewith.

(g)        The rights provided in this Section 9 shall be in addition to and not in derogation of any other right which the Underwriters, the Company and the Selling Shareholders may have by statute or otherwise at law.

10.          Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

11.          Termination. In addition to any other remedies which may be available to the Underwriters, the Underwriters (collectively, or any one of them individually) shall be entitled, at their option, to terminate and cancel their obligations under this Agreement, without any liability on their part, if prior to the Closing Date:

(a)      any order to cease or suspend trading in any securities of the Company or any of its Subsidiaries, or prohibiting or restricting the distribution of the Shares is made, or any stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus relating to the Shares has been issued, or proceedings are announced or commenced or, to the Company’s knowledge, threatened for the making of any such order, by any Canadian Securities Regulators, the SEC or similar regulatory authority, or by any other competent authority, unless such order has been rescinded, revoked or withdrawn or such proceedings have been discontinued or will not be proceeded with;

(b)      (i) trading generally shall have not have been suspended or materially limited on or by any of the New York Stock Exchange or the Toronto Stock Exchange or (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over the counter market;

(c)      any inquiry, investigation (whether formal or informal) or other proceeding in relation to the Company or any of its Subsidiaries is announced or commenced or any order is issued by any Canadian Securities Regulator, the SEC or by any other competent authority, or there is any change of law or the interpretation or administration thereof by any such authority, if, in the opinion of the Underwriters (or any one of them), the announcement, commencement or issuance thereof, or change, as the case may be, materially adversely affects the trading or distribution of the Shares;

(d)      either the Company or any Selling Shareholder shall be in breach of, default under or non-compliance with any representation, warranty, covenant, term or condition of this Agreement in any material respect;

(e)      (A) there shall occur any change as is contemplated in Section 5(d) hereof (other than a change related solely to the Underwriters) or, (B) as a result of investigations after the execution hereof, the Underwriters (or any one of them) determine that there exists any fact or circumstance which existed prior to the execution hereof and had not been disclosed prior to the execution hereof, which in their sole opinion would be expected to have a material adverse effect on the market price or value of the Common Shares or to result in purchasers of a material number of the Shares exercising their right under the Canadian Securities Laws to withdraw from or rescind their purchase thereof or sue for damages in respect thereof; or

(f)      (A) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation, or (B) there shall have been any attack on or outbreak or escalation of hostilities or acts of terrorism involving Canada or the United States, any declaration of war by Canada or the United States or any other substantial national or international calamity or emergency, which, in the opinion of the Underwriters (or any one of them) (i) materially adversely affects or involves, or will materially adversely affect or involve, the financial markets in Canada or the

United States or the business, operations or affairs of the Company and its Subsidiaries (taken as a whole); or (ii) is expected to prevent, suspend or materially restrict the trading in the Shares.

Any such termination shall be effected by an Underwriter or the Underwriters giving written notice to the Company and the Selling Shareholders at any time prior to the Closing Date. In the event of a termination by any of the Underwriters pursuant to this Section 11, there shall be no further liability on the part of the other Underwriters or of the Company or any Selling Shareholder to such Underwriters except in respect of the payment of such of the expenses referred to in Section 13 hereof payable as set forth therein as shall previously have been incurred and any liability of the Company or any Selling Shareholder to such Underwriters which may have arisen or may thereafter arise under Section 9 hereof.

12.         Defaulting Underwriter.

(a)      The Underwriters’ obligations to purchase the Shares at the Closing Date shall be several and not joint and the Underwriters’ respective obligations in this respect shall be in the following percentages of the Shares to be purchased at that time:

J.P. Morgan Securities LLC	34%

J.P. Morgan Securities Canada Inc.	16%
Credit Suisse Securities (USA) LLC and Credit Suisse Securities (Canada), Inc.	25%

Merrill Lynch, Pierce Fenner & Smith Incorporated and Merrill Lynch Canada Inc.	25%

100.00%

Subject to Section 12(b), no Underwriter shall be obligated to take up and pay for any of the Shares to be purchased by it unless the other Underwriters simultaneously take up and pay for the percentage of Shares set out opposite their name above.

(b)        If any one or more of the Underwriters fails to purchase its or their applicable percentage of the Shares at the Closing Date, and if the aggregate number of Shares not purchased is:

(i)	less than or equal to 10% of the Shares agreed to be purchased by the Underwriters pursuant to this Agreement, then each of the other Underwriters shall be obligated to purchase severally the Shares not taken up, on a pro rata basis or as they may otherwise agree as between themselves; and

(ii)	greater than 10% of the Shares agreed to be purchased by the Underwriters pursuant to this Agreement, then the remaining Underwriters shall not be obligated to purchase such Shares, however, the remaining Underwriters shall have the right, exercisable at their option, to purchase on a pro rata basis (or on such other basis as may be agreed to by the remaining Underwriters) all, but not less than all, of the Shares which would otherwise have been purchased by the defaulting Underwriter or Underwriters;

and the remaining Underwriters shall also have the right, by notice in writing to the Company and the Selling Shareholders, to postpone the Closing Date for a period not exceeding two business days.

(c)      In the event that the right to purchase under Section 12(b)(ii) above is not exercised, the Underwriter or Underwriters which are able and willing to purchase shall be relieved of all obligations to the Selling Shareholders and the Company on submission to the Selling Shareholders and the Company of reasonable evidence of its or their ability and willingness to fulfill its or their obligations hereunder at the Closing Date.

(d)      Nothing in this Section 12 shall obligate the Selling Shareholders to sell to any or all of the Underwriters less than all of the Shares or shall relieve any of the Underwriters in default hereunder from liability to the Company or the Selling Shareholders or to any non-defaulting Underwriter in respect of its default hereunder. In the event of a termination by the Company or any Selling Shareholder of its obligations under this Agreement, there shall be no further liability on the part of the Company or any Selling Shareholder to the Underwriters except in respect of any liability which may have arisen or may thereafter arise under Section 9 or Section 13 hereof.

13.         Payment of Expenses. If the transactions herein contemplated are completed, all expenses of or incidental to the issue and offering of the Shares shall be borne by the Selling Shareholders, including, without limitation, expenses payable in connection with the qualification of the Shares for distribution in the Qualifying Jurisdictions and in the United States; the preparation, printing, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the transfer and sale of the Shares; if applicable, any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees relating to such registration and qualification); any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); the travel, transportation and other expenses in connection with presentations to prospective purchasers of the Shares; all other costs and expenses of the Company and the Selling Shareholders and their respective representatives incident to the performance by the Company and the Selling Shareholders of their obligations hereunder; the fees and expenses of counsel and auditors for the Company and counsel for the Selling Shareholders; and, except as expressly set forth in Section 2.3 of the Registration Rights Agreement in force on the date hereof with respect to the Canadian Final Base Shelf Prospectus and the Registration Statement, all costs incurred in connection with the preparation, translation, printing, filing and delivery of the Canadian Final Prospectus, any Marketing Materials, the Registration Statement, the U.S. Final Prospectus and any Issuer Free Writing Prospectus, excepting Underwriters’ out-of-pocket expenses and the fees and expenses of counsel for the Underwriters. Notwithstanding the foregoing, the Underwriters’ out-of-pocket expenses and fees and expenses of counsel for the Underwriters shall be paid by the Underwriters except that the Underwriters will be reimbursed by the Selling Shareholders for all of the reasonable fees and expenses incurred by the Underwriters (including the reasonable fees and expenses of their counsel) if the sale of the Shares as contemplated herein is not completed other than by reason of default by any of the Underwriters.

14.          Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriters.

15.          Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.          Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Underwriters at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Facsimile: (212) 622-8358); Attention: Equity Syndicate Desk; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: IBD Legal; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile: (646) 855-3073 Attention: Syndicate Department, with a copy to Facsimile: (212) 230-8730, Attention: ECM Legal; or, if sent to the Company, will be mailed, delivered or telefaxed to Canadian Pacific Railway Company and confirmed to it at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9, attention of the Legal Department; or, if sent to the selling Shareholders, will be mailed, delivered or telefaxed to the Selling Shareholders at Pershing Square Management, L.P., 888 Seventh Avenue, 42nd Floor, New York, NY 10019, Attention Steve Milankov, Ramy Sad or Ben Hakim.

17.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

18.          Submission to Jurisdiction; Agent for Service; Waiver of Immunities. The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated thereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served, at 111 Eighth Avenue, New York, NY, 10011, USA, in any such action arising out of or based on this Agreement or the transactions contemplated thereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter or by any Selling Shareholder or any person who controls a Selling Shareholder, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

The provisions of this Section 18 shall survive any termination of this Agreement, in whole or in part.

19.          Judgment Currency. The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

20.          Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

21.          Counterparts. The Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22.          Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23.          Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Disclosure Package, the U.S. Final Prospectus, the Canada Final Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

24.          Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or regulation to close in New York City, Toronto or Calgary.

“Canadian Documents” shall mean any documents incorporated by reference in the Basic Prospectus when they were filed with the Reviewing Authority.

“Common Shares” means the common shares in the capital of the Company;

“Environmental Claim” shall mean any administrative action, regulatory action, judicial action, suit, demand, demand letter, claim, lien, notice of non-compliance or violation, investigation or proceeding relating in any way to any Environmental Laws.

“Environmental Laws” shall mean any Canadian, United States and other applicable foreign, federal, provincial, state, local or municipal laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants.

“Final Prospectuses” means, collectively, the Canadian Final Prospectus and the U.S. Final Prospectus;

“Governmental Agency” shall mean any court or governmental agency or body or any arbitrator of any kind having jurisdiction over the Company or any of its subsidiaries or any of their properties.

“Governmental Authorization” shall mean any consent, approval, authorization, order, permit, license, filing, registration, clearance or qualification of, or with any statute, order, rule or regulation of any Governmental Agency.

“Marketing Materials” has the meaning attributed thereto in NI 41-101.

“NI 41-101” means National Instrument 41-101 — General Prospectus Requirements adopted by the Canadian Securities Regulators.

“NI 44-102” means National Instrument 44-102 — Shelf Distributions adopted by the Canadian Securities Regulators.

“Offering Documents” means the Canadian Final Base Shelf Prospectus, the Canadian Final Prospectus, any Marketing Materials, the Registration Statement, the U.S. Final Prospectus, any Issuer Free Writing Prospectus and any Prospectus Amendment.

“Prospectus Amendment” means the English and French language versions (unless the context otherwise indicates) of any amendment to, or amended and restated version of, the Canadian Final Prospectus or any portion thereof that is filed with the Canadian Securities Regulators prior to the conclusion of the distribution of the Shares (including, for greater certainty, any additional prospectus supplement filed in respect of the Canadian Final Base Shelf Prospectus in connection with this offering), other than merely by incorporation by reference of Subsequent Disclosure Documents.

“provide”, in the context of sending or making available Marketing Materials to a potential purchaser of Shares, has the meaning attributed thereto in NI 44-102.

“Public Record” means all information filed by or on behalf of the Company with the Canadian Securities Regulators, including without limitation, all documents incorporated by reference in the Canadian Final Prospectus and any other information filed with the Canadian Securities Regulators in compliance or intended compliance with any Canadian Securities Laws.

“Regulations” shall mean the rules and regulations of the Commission under the Act.

“Reviewing Authority” shall mean the Alberta Securities Commission.

“Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws.

“Selling Shareholders Information” means the information and statements relating to the Selling Shareholders contained, and provided by any Selling Shareholder in writing to the Company or the Underwriters for inclusion, in any Offering Document or any amendments thereto, and shall be deemed to include (i) the information under the heading “Selling Shareholder” in the Canadian Final Base Shelf Prospectus and the Registration Statement, and (ii) the information contained in the U.S. Final Prospectuses under the headings “Selling Shareholder” and the information with respect to the Selling Shareholders in the first paragraph on the cover page thereof (not including italicized legends).

“Significant Subsidiary” shall have the meaning set forth under Rule 1-02 of Regulation S-X under the Securities Act.

“Subsequent Disclosure Documents” means any financial statements, management’s discussion and analysis, information circulars, annual information forms, material change reports (other than confidential material change reports), business acquisition reports or other documents issued by the Company after the date hereof which are, or are deemed to be, incorporated by reference into the Final Prospectuses or any Prospectus Amendment.

“U.S. Securities Laws” means all of the applicable federal and state securities laws and regulations of the United States, including without limitation the Securities Act, the Exchange Act and the respective rules and regulations of the SEC thereunder.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Canadian Pacific Railway Limited

By:	/s/ Mark J Erceg
Name:
Title:

Pershing Square, L.P.
Pershing Square II, L.P.
Pershing Square International, Ltd.
Pershing Square Holdings, Ltd.

By: Pershing Square Capital Management, L.P., each fund’s investment manager
By: PS Management GP, LLC, its general partner

/s/ William A. Ackman
By: William A. Ackman, its managing member

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

By:	/s/ Nurten Goksu Yolac
Authorized Signatory

J.P. MORGAN SECURITIES CANADA INC.

By:	/s/ David E. Rawlings
Authorized Signatory

Accepted:  As of the date first written above

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ John Traugott
Authorized Signatory

CREDIT SUISSE SECURITIES (CANADA), INC.

By: /s/ Daniel J. McCarthy
Authorized Signatory

Accepted:  As of the date first written above

MERRILL LYNCH, PIERCE, FENNER & SMITH

            INCORPORATED

By: /s/ Mary Ann Deignan
Authorized Signatory

MERRILL LYNCH CANADA INC.

By: /s/ Dan Mida
Authorized Signatory

Schedule 1

Underwriter	Number of Shares

J.P. Morgan Securities LLC	3,345,902
J.P. Morgan Securities Canada Inc.	1,574,542
Credit Suisse Securities (USA) LLC and Credit Suisse Securities (Canada), Inc.	2,460,223
Merrill Lynch, Pierce Fenner & Smith Incorporated and Merrill Lynch Canada Inc.	2,460,223

Total	9,840,890

Schedule 2

Selling Shareholder	Number of Shares to be Sold:
Pershing Square, L.P.	2,673,791

Pershing Square II, L.P.	68,284

Pershing Square International, Ltd.	3,051,978

Pershing Square Holdings, Ltd.	4,046,837

Total	9,840,890

Schedule 3

Significant Subsidiaries

Significant Subsidiary	Incorporated Under the Laws of:
Canadian Pacific Railway Company	Canada
6061338 Canada Inc.	Canada
Mount Stephen Properties Inc.	Canada
3939804 Canada Inc.	Canada
CPR Finance ULC	Canada
CPR Finance II Ltd.	Canada
CPR Finance III Ltd.	Canada
6211241 Canada Inc.	Canada
CP Finance Luxembourg S.á.r.l.	Luxembourg
CP Finance Switzerland AG	Switzerland
CP (US) Holding Corporation	Delaware
Soo Line Corporation	Minnesota
Soo Line Railroad Company	Minnesota
Soo Line Holding Company	Delaware
Delaware and Hudson Railway Company, Inc.	Delaware
Dakota, Minnesota & Eastern Railroad Corporation	Delaware

Annex A

a.	Issuer Free Writing Prospectuses

None.

b.	Pricing Information

Number of Shares to be sold by the Selling Shareholders: 9,840,890

Price per share paid by each applicable investor